                                                                   EXHIBIT 10.13

                          CAREER EDUCATION CORPORATION
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                  --------------------------------------------

     THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT is made as of July 31, 1995 by and among Career Education Corporation, a Delaware corporation (the "Corporation"), Heller Equity Capital Corporation, a Delaware corporation ("Heller"), John M. Larson ("Larson") and Robert E. Dowdell ("Dowdell"), The Provident Bank, an Ohio banking corporation ("Provident"), Electra Investment Trust P.L.C., a corporation organized under the laws of England and Wales, and its successors and assigns ("EIT"), and Electra Associates, Inc., a Delaware corporation, and its successors and assigns ("EAI," and together with EIT, "Electra"). Heller, EIT, EAI, Larson and Dowdell are hereafter collectively referred to as the "Stockholders."

                                   BACKGROUND
                                   ----------

     The Corporation was incorporated in the State of Delaware on January
5, 1994 for the purpose of acquiring the operations of post secondary vocational and trade schools through wholly-owned operating subsidiaries of the Corporation. The Corporation's current capitalization is as follows:

          (1) The Corporation has 5,250 shares of its Class A Voting Common Stock, $.01 par value (the "Class A Stock"), issued and outstanding, of which 750 shares are owned by Larson and 4,500 shares are owned by Dowdell.

          (2) The Corporation has 5,100 shares of its Class B voting Common Stock, $.01 par value (the "Class B Stock"), issued and outstanding, all of which is owned by Heller. The Class B Stock is convertible into shares of Class A Stock at any time at the discretion of the holder.

          (3) The Corporation has 69,900 shares of its Class C Non-voting Common Stock, $.01 par value (the "Class C Stock"), issued and outstanding, all of which is owned by Heller. The Class C Stock is convertible into shares of Class B Stock at any time at the discretion of the holder.

          (4) The Corporation has authorized 100,000 shares of its Class D Non-voting Common Stock, $.01 par value (the "Class D Stock") of which none are issued and outstanding.

          (5) The Corporation has authorized 100,000 shares of its Class E Non-voting Common Stock, $.01 par value, (the "Class E Stock") of which none are issued and outstanding.

          (6) The Corporation has 7,850 shares of its Preferred Stock, Series A, $.01 par value (the "Series A Preferred"), issued and outstanding, of which 7,500 shares are owned by Heller, 300 shares are owned by Dowdell, and 50 shares are owned by Larson.

          (7) The Corporation has no shares of its Preferred Stock, Series B, $.01 par value (the "Series B Preferred"), issued and outstanding.

          (8) The Corporation has 500 shares of its Preferred Stock, Series C, $.01 par value (the "Series C Preferred"), issued and outstanding, of which 425 are owned by EIT and 75 are owned by EAI. In addition, EIT has a Warrant, subject to adjustment in accordance with the terms thereof, exercisable into 21,492 shares and EAI has a Warrant, subject to adjustment in accordance with the terms thereof, (each Warrant, together with any Penalty Warrants issued to each of EIT and EAI, the "Warrants"), exercisable into 3,793 shares, of the Corporation's Class D Stock (such Shares of Class D Stock are hereinafter referred to as the "Warrant Shares"). For purposes of calculating the number of Warrant Shares issuable upon exercise of the Warrant at any time of determination as required pursuant to any provision in this Agreement, the number of Warrant Shares so issuable shall be adjusted to reflect the Earned Amount (as defined in the Warrant) as if fixed and finally determined as of such date.

          (9) The Corporation has issued a warrant (the "Provident Warrant") to Provident, which, subject to adjustment in accordance with the terms thereof, is exercisable into ____ shares of the Corporation's Class D Stock (the "Provident Shares").

The parties hereto constitute the record and beneficial owners of all of the outstanding capital stock of the Corporation as of the date hereof.

          The Stockholders desire to provide for the continuity of management of the Corporation and the orderly perpetuation and disposition of the ownership of the shares of Class A Stock, Class B Stock, Class C Stock, the Class D Stock and the Class E Stock and the Series A Preferred, Series B Preferred and Series C Preferred (collectively, the "Shares") as more fully set forth herein. The Class A Stock, the Class B Stock, the Class C Stock, the Class D Stock and the Class E Stock are collectively referred to herein as the "Common Shares" and the Series A Preferred, Series B Preferred and Series C Preferred are collectively referred to herein as the "Preferred Shares." The Warrants and the Provident Warrants, along with any other options, rights or warrants to acquire Common Shares held by any Stockholder from time to time, are collectively referred to herein as the "Rights".

          Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------


     1.1. Voting Agreements. Until the termination of this Agreement or, if earlier, ten (10) years from the date hereof: each Stockholder (including any person or entity purchasing or succeeding, by conversion or otherwise, to any shares of Class A Stock or Class B Stock or other capital stock with the right to vote under conditions hereinafter specified) agrees to vote the applicable Shares held by such Stockholder and shall undertake or cause to be undertaken any and all actions necessary in whatever capacity whether as a Stockholder or through membership or representation on the Board of Directors of the Corporation (the "Board"), so as to carry out the provisions of this Agreement applicable to the voting of such Shares.

          (a) Directors. Except as hereinafter provided, there shall be six (6) Directors ("Directors") elected to the Corporation's Board as follows: (i) Larson shall be nominated and elected to be a Director so long as he is the President of the Corporation and owns not less than ten percent (10%) of the Class A Stock; (ii) Dowdell shall be nominated and elected to be a Director so long as he remains a paid consultant to the Corporation or owns not less than forty percent (40%) of the Class A Stock; (iii) two persons designated by Heller (the "Heller Directors") shall be nominated and elected to be Directors so long as Heller and its affiliates continue to own Shares (such Directors shall initially be Pat Pesch and Todd H. Steele); (iv) the fifth Director shall be designated by the other Directors and shall not be affiliated with any of the Stockholders and (v) once the shares of Series C Preferred are no longer outstanding, for so long as Electra and its affiliates or designees own at least five percent (5%) of the issued and outstanding Common Shares, one person designated by Electra or its designee (the "Electra Director") shall be nominated and elected to be the sixth director and shall be appointed to serve on the Corporation's and each Subsidiary's compensation and audit committees. For purposes of the Corporation's Second Restated Certificate of Incorporation, as amended, a copy of which is attached hereto as Exhibit A (the "Certificate"), Larson and Dowdell shall be the Class I Directors, the Heller Directors shall be the Class II Directors, the fifth Director shall be the Class III Director and the sixth Director shall be the Class IV Director. In the event Larson or Dowdell ceases to be a Director as the result of removal, resignation, death, disability or otherwise, the resulting vacancy shall be filled in accordance with the Corporation's by-laws without reference to this Agreement. The affirmative vote of Directors holding not less than five (5) votes shall be required to approve or disapprove any matter to be voted upon by the Board.

               Immediately upon the delivery of any Conversion Notice (as defined in the Certificate), each of the Class II Directors shall be entitled to two and one-half (2.5) votes on all matters to be voted upon by the Board. In the event that all shares of Class B Stock and Class C Stock are converted into shares of Class A Stock, the agreements contained in this Section 1.1 shall expire with respect to the Class I and Class III Directors only and all Class I and Class III Directors shall immediately resign as Directors of the Corporation.  All other provisions of this
Section 1.1 shall continue in full force and effect in accordance with the terms of this Agreement.

          (b) Subsidiary Directors. The President of the Corporation shall be nominated and elected to be the sole Director of each of its currently-owned and hereafter acquired wholly-owned operating subsidiaries (including, without limitation, Al Collins Graphic Design School, Ltd., a Delaware corporation, ABS Acquisition, Ltd., a Delaware corporation, BI Acquisition, Ltd., a Delaware corporation, and CEC Management, Inc., an Illinois corporation), unless and until his successor is appointed or elected in accordance with the by-laws of such subsidiaries; provided, that the Board of Directors shall have the right to redesignate the number and composition of the board of directors of any of its wholly-owned operating subsidiaries at any time with the prior written approval of Heller and Electra. Following the exercise by the holders of the Series C Preferred of their rights pursuant to Section 6(c) of the Certificate of Designations attached to and incorporated by reference in the Certificate the provisions of this Section 1.1(b) shall cease to be effective.

          (c) Bylaws. The By-laws of the Corporation in effect as of the date hereof shall remain in effect following the execution of this Agreement.

          (d) Compensation Committee. The Directors have appointed a Compensation Committee to determine and review the compensation of the executive officers and employees of the Corporation and to determine and review the granting of stock options, if any, to the executive officers and employees of the Corporation. Such committee shall have three (3) members none of whom shall be, to the extent possible, officers or employees of the Corporation. The Committee consist of the one (1) Heller Director and one (1) Electra Director and the fifth Director specified in Section 1.1(a)(iv) above.

          (e)  Other Matters Subject to Stockholder Vote.
               -----------------------------------------

               So long as any Warrant remains outstanding and the Voting Amount (as defined below) is greater than zero, each Stockholder (including any person or entity purchasing or succeeding, by conversion or otherwise, to any shares of Class A Stock or Class B Stock or other capital stock with the right to vote on such matter (the "Voting Stock")), agrees to vote all Shares held by such Stockholder on all matters submitted to the Stockholders for vote (other than those covered by subparagraph (a) above) in support of any determination made by the Requisite Equity Holders pursuant to the provisions of this subparagraph
(e).

          (i) For purposes hereof, the term "Equity Holders" shall mean the holders of Voting Stock and the holders of the Warrants to the extent of the Voting Amount (as defined below) and teh term "Requisite Equity Holders" shall mean Equity Holders holding the Requisite

     Amount (as defined below) and the term "Requisite Equity Holders" shall mean Equity Holders holding the Requisite Amount (as defined below) of Voting Stock deemed outstanding (assuming for purposes of this Section 1.1(e) only that the Warrants have been exercised for and/or converted into Voting Stock to the extent of the Voting Amount). "Requisite Amount" shall mean the number of shares of Voting Stock required to approve any particular corporate action pursuant to the Certificate, the By-laws or applicable law. "Voting Amount" shall mean a number of shares of Voting Stock, after giving effect to the deemed issuance and conversion of Warrant Shares described above, representing a percentage of the Voting Stock equal to the lesser of (x) 24.9% of the Voting Stock or (y) the percentage of outstanding Common Shares represented by the Warrant Shares assuming exercise of all the Warrants; provided, that clause (x) above shall not be applicable to any matter where pursuant to the Certificate, the By-laws or applicable law all Common Shares will constitute Voting Stock as defined herein; and; provided, further, that in all cases the Voting Amount shall be reduced on a share for share basis by all shares of Voting Stock received upon exercise of the Warrant and/or, to the extent applicable, the conversion of Warrant Shares into Class A Stock in accordance with the Certificate.

          (ii) In the event that a vote of Stockholders is required, by law, the Corporation's Certificate, the Corporation's bylaws, agreement or otherwise, in connection with any matter and unless waived in writing by the Requisite Equity Holders following notice to all Equity Holders, the Corporation shall send the Equity Holders a written ballot describing the matter(s) to be voted on not less than ten (10) nor more than sixty (60) days prior to the date on which such vote is scheduled to be taken, whether at a meeting or by written consent (the "Scheduled Date"). Each Equity Holder shall register its vote(s) on said ballot and return said ballot to the Corporation's Secretary at the Corporation's principal address not less than five (5) days prior to the Scheduled Date. The Corporation's Secretary shall then count the votes set forth on the ballots and send the holders of Voting Stock written notice of the vote of the Requisite Equity Holders with respect to each matter subject to vote by the holders of Voting Stock not less than one (1) day prior to the Scheduled Date. The holders of Voting Stock shall each then vote on the Scheduled Date as designated by the Requisite Equity Holders.

     1.2. Issuance of Additional Shares to Heller. The Stockholders hereby acknowledge that Heller and certain of its successors or permitted assigns may purchase additional Common Shares and Preferred Shares from time to time to fund additional acquisitions or working capital needs of the Corporation. The Stockholders agree that Heller shall be permitted to purchase and the Corporation shall offer for sale to Heller investment units consisting of (a) additional shares of Series A Preferred at a price equal to $1,000.00 per share and (b) additional Common Shares (which shall be Class B Stock and/or Class C Stock as specified by Heller) equal to the Dilution Number (as defined below) at a price equal to $.10 per Share (the original issuance price of the Common Shares as of the date hereof) or such other price as may be determined by the Board and subject to approval by Heller. The "Dilution Number" is the additional number of Common Shares to be issued to Heller equal to the number of additional Preferred Shares to be purchased by Heller multiplied by the ratio of the number of outstanding Common Shares prior to such purchase to the number of outstanding Preferred Shares prior to such purchase. Heller shall only purchase additional Shares in the investment units described herein. Notwithstanding anything herein to the contrary, neither Heller nor its affiliates shall be deemed by their execution of this Agreement or any other documents related hereto or the consummation of the transactions contemplated hereby to have committed or otherwise obligated themselves to make any equity or debt investments in, or provide any other financial accommodations to, the Corporation or its subsidiaries beyond those made on the date hereof. Dowdell and Larson shall have no right to participate in any offering of additional Shares by the Corporation; provided, that on or after such time as Heller has purchased a number of Preferred Shares (the "Heller Investment") having an aggregate Liquidation Value, at the time of their issuance, of $5,000,000.00, Larson and Dowdell shall be entitled to limited preemptive rights as set forth herein. The Corporation shall give Larson and Dowdell at least five (5) days prior written notice of any Heller Investment, which notice shall describe the terms of such Heller Investment. At such time as the Heller Investment exceeds $5,000,000.00, Dowdell and Larson shall have the right to purchase for a period of thirty (30) days (the "Exercise Period") after they receive written notice of an additional Heller Investment, to purchase upon the same terms and conditions, including purchase price per Common Share, as offered to Heller, a number of Class A Shares necessary to permit each of Larson and Dowdell to maintain the same percentage ownership interest in the Common Shares subsequent to the Heller Investment as they each maintained prior to such Heller Investment. All of the foregoing limited preemptive rights granted to Dowdell and Larson shall terminate with respect to all Shares purchased by Heller on or after such time as the Heller Investment equals $8,000,000.00 for the first time. Dowdell and Larson may exercise their rights hereunder by delivery of written notice to the Corporation and Heller at any time prior to the expiration of the Exercise Period, and they shall purchase all Common Shares to be purchased hereunder by the later of ten (10) business days after delivery of such notice or the date upon which Heller, or any of its Permitted Transferees (as defined below), purchase Shares pursuant to the Heller Investment. Notwithstanding anything herein to the contrary, Heller or such Permitted Transferees shall be permitted to purchase all Shares to be included in the Heller Investment (less the Common Shares which may be purchased by Larson and Dowdell hereunder) at any time prior to or during the Exercise Period. To the extent Dowdell or Larson elect not to exercise each of their respective rights hereunder or waive such rights, Heller or such Permitted Transferee shall purchase the Common Shares which could have been purchased by Larson and Dowdell hereunder by the later of (i) three (3) business days after the waiver or failure of Larson or Dowdell to exercise his rights hereunder or (ii) concurrent with the purchase of the remaining Shares included in the Heller Investment. All Shares issued to Larson and Dowdell shall be shares of Class A Stock unless the common equity securities to be issued pursuant to the Heller Investment do not participate equally in dividends and distributions with the shares of Class A Stock, in which case Larson and Dowdell shall receive shares of stock of the same class or series as offered to all participants in the Heller Investment.

          1.3.  Additional Equity Issuances.

          (a) In case at any time or from time to time the Corporation shall issue or sell the following (collectively hereinafter referred to as the "Additional Capital Stock"): any shares of its capital stock or issue or sell options, rights or warrants to subscribe for or purchase shares of its capital stock (or securities convertible into shares of its capital stock) ("Options"), including but not limited to issuances pursuant to Section 1.2 above, other than (i) shares of Class D Stock to be issued to the holders of the Warrants upon exercise thereof or pursuant to an adjustment provided for under Section 5 of the Warrant Certificate and Section 5 of the Penalty Warrant Certificate issued to each of EIT and EAI, (ii) up to 12,492 Common Shares (subject to antidilution adjustments in the case of recapitalizations, recombinations or stock splits) issued upon the exercise of any stock options granted pursuant to present or future employee benefit plans or the Corporation, (iii) any Common Shares issued to the holders of the Provident Warrant upon exercise thereof, and (iv) any Common Shares issuable upon exercise of any Options which have previously been treated as Additional Capital Stock for purposes hereof, Electra, Heller and Provident, respectively, shall have the right to purchase, on the same terms and conditions and at the same time, such shares of Additional Capital Stock equal to the percentage of Common Shares then owned by Electra, Heller or Provident, as applicable; treating, for such purposes, all Warrants and Provident Warrants as if they had been exercised.

          (b) The Corporation shall at least 30 days prior to the consummation of any issuance or sale for the price per share described in subparagraph
     (a) above, deliver notice of such sale or issuance to Electra, Heller and Provident, which notice shall state the terms and conditions of the proposed sale or issuance and that such holders shall have the right to purchase shares of the Additional Capital Stock as provided in subparagraph
     (a) above. Electra, Heller and Provident shall have the option to exercise their respective preemptive rights no later than 15 days prior to the proposed date of the consummation of such issuance or sale, which exercise shall be consummated contemporaneously with such issuance or sale. If any or all of Electra, Provident and/or Heller exercises its preemptive rights in accordance with this subparagraph (b) and, with respect to Electra, subparagraph (c) below, the Corporation shall then be entitled to sell or issue to third parties the balance of the securities initially offered. The Corporation shall then be entitled for a period of 90 days thereafter to sell or issue to third parties any or all of the securities initially offered which were not purchased by Heller, Electra or Provident pursuant to this Section 1.3 on the terms and conditions and at the price originally offered.

          (c) For the purposes of this Section 1.3, EIT and EAI shall have the right to exercise this preemptive right on a pari passu basis or on such other basis as they shall mutually determine. If EIT or EAI does not exercise its preemptive rights hereunder (the "Non-Participating Holder"), the Non-Participating Holder shall offer such shares of Additional Capital Stock to which it would otherwise be entitled to acquire hereunder (the "Remaining Shares") to whichever of EIT and EAI has exercised such rights (the "Exercising Holder"), and the Exercising Holder shall then be permitted, in accordance with the terms of this Section 1.3, to purchase the Remaining Shares in addition to the shares of Additional Capital Stock it would otherwise be entitled to acquire hereunder.

          1.4. Stock Option Plan. Within thirty (30) days from the date hereof, the Stockholders shall vote their Shares or Voting Stock to approve a stock option plan (the "Plan" to be offered to the executive management of the Corporation and shall reserve not less than 12,215 shares of Class E Non-voting Stock for issuance upon the exercise of such options, (subject to antidilution adjustments in the case of recapitalizations, recombinations or stock splits). All such stock options to be issued pursuant to the Plan shall be issued pursuant to stock option agreements in a form acceptable to the Board; provided, that each such agreement shall require that as a condition to the exercise of any stock options by any person (an "Option Holder"), such Option Holder must execute and deliver a Restricted Stock Agreement, in a form approved by the Corporation, Heller and Electra, evidencing their agreement to be bound by the terms of this Agreement and providing for certain repurchase rights on behalf of the Corporation upon termination of such person's employment with the Corporation under the circumstances specified therein (the "Restricted Stock Agreement").

                                  ARTICLE II
                                  ----------


          2.1. Applicable Definitions. For purposes of this Article II of this Agreement, the following definitions shall be applicable:

          (a) "Cash Inflows" shall equal the sum of all payments of dividends on the shares of Series C Preferred made to Electra as a holder of the shares of Series C Preferred, all payments in respect of the redemption of the shares of Series C Preferred made to Electra as a holder of the shares of Series C Preferred, and all cash proceeds received by Electra from any disposition of Covered Securities prior to or at any proposed date of sale pursuant to an offer under subsection 2.4(c) (net of all selling expenses, brokerage commissions and other expenses incurred in such sale), but shall not include the value of any Penalty Warrants issued by the Company to Electra.

          (b) "Cash Outflows" shall mean $5,000,000 (representing the amount invested by Electra under the Securities Purchase Agreement).

          (c) "Cause" with respect to Larson, shall have the meaning set forth in the Larson Employment Agreement, and with respect to Dowdell shall have the meaning set forth in the Dowdell Consulting Agreement, respectively.

          (d) "Covered Securities" shall consist of the shares of Series C Preferred and the Warrants originally issued to Electra under the Securities Purchase Agreement, any Warrant Shares, and any shares received in a stock split or similar transaction with respect to the Warrant Shares.

          (e) "Disability" shall have the meaning set forth in the Larson Employment Agreement.

          (f) "Dowdell Consulting Agreement" means the Consulting and Non-Competition Agreement dated January 31, 1994 between the Corporation and Robert E. Dowdell, as amended on July 31, 1995.

          (g) "Fair Market Value" shall mean the fair market value of any Common Shares as agreed upon by the Corporation and Dowdell or Larson, as applicable or their respective estates within ten (10) days of the Corporation's receipt of notice of a Dowdell Termination Event or a Larson Termination Event pursuant to Section 2.2 hereof; provided, that if such parties fail to agree upon the fair market value of such Shares within such ten (10) day period, the Fair Market Value shall be determined as follows:

               (i) The Corporation and Dowdell or Larson, as applicable, or their respective estates, shall each select an independent and reputable investment banking firm or business appraiser (an "Appraiser") within five (5) days after the end of such ten (10) day period. If either party fails to specify an Appraiser, the determination of the Appraiser properly selected by the other party shall be binding on the parties hereto.

               (ii) The two (2) Appraisers shall have thirty (30) days to complete their respective appraisals and submit a written determination of Fair Market Value to the Corporation. If the lower of the two appraisals is at least ninety percent (90%) of the higher appraisal, then the Fair Market Value shall be the average of such appraisals.

               (iii) If the lower of the two appraisals is less than ninety percent (90%) of the higher appraisal, then the two Appraisers shall, within five (5) days after the submission of the last appraisal to the Corporation, jointly specify a third Appraiser. Within fifteen (15) days after its selection, the third Appraiser shall complete an appraisal and submit a written determination of Fair Market Value to the Corporation. The median of such three appraisals shall be the Fair Market Value

     The determination of the Appraisers as set forth above shall be final and binding on all parties thereto. The Corporation shall pay the fees and expenses of the Appraisers. In making any determination of Fair Market Value, (i) it shall be assumed that all outstanding stock options, warrants or similar rights to acquire capital stock issued by the Corporation which are then exercisable or which will become exercisable within twelve (12) months from the date of such determination have been fully exercised, (ii) any discount which might otherwise be taken for the fact that the Common Shares represent a minority position on the Corporation shall be excluded, and (iii) the value of the Common Shares shall be appropriately discounted to reflect the lack of a public market for such Common Shares by a percentage reasonably determined.

          (h) "Family Member(s)" shall mean the husband, wife, child (whether natural or adopted), grandchild, parent or brother or sister of an individual, or a trust (or custodial arrangement), all of the primary beneficiaries of which are such related individuals, or a corporation, all of the primary stockholders of which are such individual and such related individuals; provided, that with respect to all intervivos transfers to Family Members, the Stockholder shall retain the sole right to vote such Shares.

          (i) "Good Reason" shall have the meaning set forth in the Larson Employment Agreement.

          (j) "IRR" shall mean an internal rate of return (compounded annually) which, when used to calculate the net present value as of July ___, 1995 of all Cash Inflows and Cash Outflows, causes such net amount to equal zero. For purposes of the net present value computation, each Cash Inflow and each Cash Outflow specified above shall be deemed to have been received or made on the first day of the month nearest to the actual date of such payment.

          (k) "Larson Employment Agreement" means the Employment and Non-Competition Agreement dated January 31, 1994 between the Corporation and John M. Larson, as amended on July 31, 1995.

          (l) "Liquidation Value" shall have the meaning set forth in the Certificate.

          (m)  "Permitted Transferee" shall have the meaning set forth in
     Section 2.6 of this Agreement.

          (n) The expression, "sell, transfer or dispose," (and other forms of such words) as used herein, shall include a sale, transfer or any other act whereby a Stockholder's rights or ownership are disposed of or in any way impaired or affected, except as otherwise stated herein, provided, that it is understood and agreed that no pledge, hypothecation or other encumbrance of the Shares is permitted hereunder.

          2.2. Redemption Upon Termination, Disability or Death of Larson or Dowdell.

          (a) Termination of Larson. Upon the death or Disability of Larson or the termination of his employment with the Corporation (a "Larson Termination Event"), the Corporation shall have the option for a period of ninety (90) days after the occurrence of such event to purchase any or all Shares held by Larson or his estate (including any Shares held by any Family Members on the date of such repurchase) at a purchase price per Share equal to the Fair Market Value of such Common Shares and the Liquidation Value of such Preferred Shares; provided, that if his employment is terminated pursuant to Section 3.3 or 3.4 of the Larson Employment Agreement, as the result of the Corporation's refusal to renew the Larson Employment Agreement, or as the result of Larson's refusal to renew the Larson Employment Agreement for Good Reason, the Larson Termination Event shall not be deemed to occur until the expiration of the Non-Competition Period, as defined in the Larson Employment Agreement. Notwithstanding anything in the foregoing to the contrary, if such Larson Termination Event results from a termination of Larson's employment for Cause or if a material violation of any provision of Section 5 of the Larson Employment Agreement occurs after the termination of Larson's employment with the Corporation (a "Larson Covenant Breach"), the purchase price per Share for each Common Share owned by Larson, his estate or his Family Members shall be equal to the lowest of the Fair Market Value of such Common Shares and the original purchase price for such Common Shares as purchased by Larson; and the purchase price per Share for each Preferred Share owned by Larson, his estate or his Family Members shall be equal to the lesser of the Liquidation Value of such Preferred Shares and the Fair Market Value of such Preferred Shares. In the event the Corporation fails to purchase all of the Shares held by Larson hereunder in accordance with the previous sentences, Heller and Electra and each of their respective successors, assigns and Permitted Transferees shall have the option for an additional period of thirty (30) days to purchase on a pro rata basis (treating, for such purposes, all Warrants as if they had been exercised) any and all remaining Shares not purchased by the Corporation on the same terms and conditions applicable to the Corporation. Any purchases by Electra shall be allocated among EIT and EAI on a pro rata basis or on such other basis as they may mutually determine. To the extent that Heller or Electra does not purchase such number of Shares to which it would otherwise be entitled (the "Non-Participating Holder"), the Non-Participating Holder shall offer such shares to which it would otherwise be entitled to acquire hereunder (the "Remaining Shares") to the other (the "Exercising Holder"), and the Exercising Holder shall then be permitted to purchase the Remaining Shares in addition to the Shares it would otherwise be entitled to acquire hereunder. The closing of all purchases made hereunder shall be on or prior to the later of one hundred eighty (180) days after Larson receives written notification of the applicable Larson Termination Event or Larson Covenant Breach and sixty
     (60) days after the completion of any determination of Fair Market Value with respect to any Common Shares (the "Sale Date"). The purchase price for all Shares purchased shall be, at the sole discretion of the purchaser, either (i) made in immediately available funds or (ii) evidenced by a five
     (5) year promissory note of the purchaser, secured by a pledge of the Shares so purchased, bearing interest at the rate of two hundred (200) basis points above the then applicable five (5)-year treasury note rate, per annum payable semiannually and with principal payments to be made in three equal annual installments beginning on the third anniversary of the issuance of the note (the "Deferred Payment Note").

          (b) Termination of Dowdell. Upon the death of Dowdell or Dowdell's voluntary resignation as, or refusal to continue to serve as, a consultant and Director of the Corporation (a "Dowdell Termination Event"), the Corporation shall have the option for a period of ninety (90) days after the occurrence of such Dowdell Termination Event to purchase any or all Shares held by Dowdell or his estate (including any Shares held by any Family Members on the date of such repurchase) at a purchase price per Share equal to the Fair Market Value of such Common Shares and the Liquidation Value of such Preferred Shares. Upon the termination of the Dowdell Consulting Agreement for Cause or a material violation by Dowdell of any provision of Section 5 of the Dowdell Consulting Agreement (a "Dowdell Covenant Breach"), the purchase price per Share for each Common Share owned by Dowdell, his estate or his Family Members shall be equal to the lesser of the Fair Market Value of such Common Shares and the original purchase price for such Common Shares as purchased by Dowdell; and the purchase price per share for each Preferred Share owned by Dowdell, his estate or his Family Members, shall be equal to the lesser of the Liquidation Value of such Preferred Shares and the Fair Market Value of such Preferred Shares. In the event the Corporation fails to purchase all of the Shares held by Dowdell hereunder in accordance with the previous sentence, Heller and Electra and each of their respective successors, assigns and Permitted Transferees shall have the option for an additional period of thirty (30) days to purchase on a pro rata basis (treating, for such purposes, all Warrants as if they had been exercised, adjusted to reflect the Earned Amount as if fixed and finally determined as of such date), any and all remaining Shares not purchased by the Corporation or the same terms and conditions applicable to the Corporation. Any purchases by Electra shall be allocated among EIT and EAI on a pro rata basis or on such other basis as they may mutually determine. To the extent that Heller or Electra does not purchase such number of Shares to which it would otherwise be entitled, such Non-Participating Holder shall offer the Remaining Shares to the Exercising Holder, and the Exercising Holder shall then be permitted to purchase the Remaining Shares in addition to the Shares it would otherwise be entitled to acquire hereunder. The closing of all purchases made hereunder shall be no later than the Sale Date (as defined in Section 2.2(a)) and the purchase price for all Shares purchased shall be, at the sole discretion of the purchase, either (i) made in immediately available funds or (ii) evidenced by the Deferred Payment Note (as defined in Section 2.2(a)).

          (c) Application to Earn-Up Shares. For purposes of this Section 2.2 and not by way of limitation, all Common Shares acquired by Larson or Dowdell as described in Section 2.6(b) hereof shall be included within the Shares held by Larson and Dowdell, as applicable.

          2.3. Restrictions on Sale of Shares by Dowdell; Rights of First Refusal. Dowdell, or any of his successors or permitted assigns, shall be permitted to sell, transfer or dispose of Shares to any person in a transaction (not otherwise permitted by Section 2.6 below) solely in compliance with this Section 2.3. If Dowdell, or any of his successors or permitted assigns, shall desire at any time to sell, transfer or otherwise dispose of all or any part of the Shares held by him, then the Corporation and each of Heller, Electra and their respective successors, permitted assigns and any Permitted Transferees of Heller and Electra (collectively, the "Eligible Stockholders") shall have the first right to purchase on a pro rata basis (treating, for such purposes, all Warrants as if they had been exercised), such Shares for the price and in the manner hereinbelow provided. Any purchases by Electra shall be allocated among EIT and EAI on a pro rata basis or on such other basis as they may mutually determine. In the event that Dowdell, or any of his successors or permitted assigns, ("Offeror"), shall receive and intend to accept a bona fide written offer from a non-affiliated third party with a good business reputation for financial integrity, who is not directly or indirectly engaged in activities which are competitive with the Corporation's and its subsidiaries' operations and who is reasonably acceptable to the Board as a new Stockholder (a "Purchaser") for the sale, transfer or other disposition of all or any portion of his Shares (the "Offered Shares"), he shall not sell, transfer or dispose of said Shares without first giving the Corporation and each of the Eligible Stockholders a written notice ("Offer") of the offer to purchase or acquire such Offered Shares, which notice shall fully disclose all material terms of the proposed transaction, including, but not limited to, the name of the proposed Purchaser, the purchase price and terms of sale and any information as to the ability of the Purchaser to perform such offer that the Offeror then possesses (collectively, the "Offered Terms"). No proposed offer will be deemed to be an Offer for purposes hereof, and accordingly, no sale of the Offered Shares may be made to a Purchaser, if such offer or sale would give rise to a default or breach, or accelerate any payments due, under any contract, lease, loan or other agreement to which the Corporation is a party, irrespective of the exercise of the options described in this Section 2.3.

          (a) Purchase by the Corporation. For a period (the "Corporation Option Period") of thirty (30) days after the delivery of the Offer, the Corporation shall have the sole and exclusive right to purchase all or any portion of the Offered Shares specified in the Offer upon the Offered Terms. The Corporation may elect by written notice to the Stockholders to waive its right of first refusal. Immediately upon the expiration of the Corporation Option Period, or upon the waiver of such right, the Corporation shall give to each of the Eligible Stockholders written notice stating the Offered Terms for the Offered Shares specified in the Offer and the number and amount of Offered Shares, if any, for which the Corporation has not exercised its option under this subsection (a). To the extent practicable, the Corporation shall not purchase fewer Shares than the number of Shares, that when aggregated with all other concurrent sales by the Offeror, is necessary to prevent such purchase by the Corporation from being deemed to be a dividend pursuant to Section 302 of the Internal Revenue Code of 1986, as amended.

          (b)  Purchase by Eligible Stockholders.
               ---------------------------------

               (i) If within the Corporation Option Period the Corporation does not exercise the option provided in subsection (a) above for all of the Offered Shares or waives such option as to any portion of the Offered Shares, then for a period (the "Initial Option Period") of fifteen (15) days commencing upon expiration of the Corporation Option Period, each Eligible Stockholder shall have the option to purchase on the Offered Terms its pro rata share (treating, for such purposes, all Warrants as if they had been exercised) of the Offered Shares that the Corporation did not elect to purchase.

               (ii) In the event that any Eligible Stockholder fails to exercise in full its option to purchase its pro rata share of the Offered Shares within the Initial Option Period, the Corporation shall give to each Eligible Stockholder who has exercised such rights in full written notice of such failure within five (5) days after expiration of the Initial Option Period stating the number and amount of Offered Shares (the "Remaining Shares") which have not been accepted for purchase under subsection (b)(i) above. Each such Eligible Stockholder shall have an additional period of three (3) business days (the "Final Option Period") from the date of giving of such notice in which to exercise its option to purchase all or a specified portion of the Remaining Shares at the Offered Terms. In the event that Eligible Stockholders give notices under this subsection (b)(ii) for the purchase of an aggregate quantity of Shares in excess of the Remaining Shares available for purchase, then the Remaining Shares shall be allocated pro rata among the Eligible Stockholders giving such notice on the basis of their relative percentage ownership of Shares, provided, that if any Eligible Stockholder has requested to purchase less than its pro rata share of the Remaining Shares, then any Remaining Shares which remain unallocated as a result of such proration shall be allocated among the Eligible Stockholders desiring to purchase more than their pro rata share in proportion to the number of Shares specified in their respective notices until, to the extent possible, the options on all of the Remaining Shares are exercised.

          (c) Sale to Purchaser. After the expiration of the Corporation Option Period, the Initial Option Period and the Final Option Period, if the Corporation and Eligible Stockholders have not exercised their respective options to purchase all of the Offered Shares, then within a period ending sixty (60) days after the expiration of the Final Option Period, the Offeror may sell or otherwise dispose of all of the Offered Shares, but only in strict accordance with the Offered Terms.

          (d) Exercise of Option. Any option granted under this Section 2.3 may be exercised by notice in writing to the Offeror and to the Corporation stating that such option is exercised, and also stating the specific number of Shares to which the exercise is applicable.

          (e)  Delivery of Shares.  In the event that the options under this
     Section 2.3 are exercised as to all of the Offered Shares, delivery of the certificate or certificates evidencing the Offered Shares involved, properly endorsed, shall be made by the Offeror against payment therefor within thirty (30) days after the expiration of the Final Option Period, or after the last date on which any of such options to purchase such Offered Shares have been exercised, at the principal office of the Corporation, unless a different time or place is agreed upon by the parties to such transaction, and the purchase price with respect to such option shall be paid in accordance with the Offered Terms.

          (f) Transfer of Option. Notwithstanding anything hereinabove to the contrary, the Eligible Stockholders may, at any time, elect to transfer all or a portion of their option rights to any Permitted Transferee in accordance with Section 2.6.

          (g) Reinstatement. Any Shares purchased pursuant to this Section 2.3 shall remain subject to this Agreement. If all the Offered Shares are not sold either pursuant to the Offer or the options granted hereunder within sixty (60) days after the Final Option Period, the provisions of this
     Section 2.3 shall remain in full force as to subsequent offers and sales for the Offered Shares. During such sixty (60)-day period, the Offeror shall be permitted to transfer the Offered Shares only pursuant to the Offered Terms or the options granted hereunder. Any such Purchaser of said Shares shall hold same subject to the terms and provisions of this Agreement, including, without limitation, the foregoing rights of first refusal. At the closing of any sale of the Offered Shares to the Purchaser, the Purchaser shall execute such document as the Corporation and Heller shall reasonably request agreeing to be bound by the terms of this Agreement.

          2.4.  Co-Sale.
                -------

               (a) (i) In the event that Heller shall have received and intends to accept an offer from a Purchaser to purchase more than fifty percent (50%) of the Common Shares owned by Heller and its successors and permitted assigns at the time of such offer, Heller shall provide to all Stockholders a notice containing the information described in
          Section 2.3 (the "Heller Notice"), and, any other Stockholder or Provident holding Common Shares or Rights (a "Holder") may elect to participate in the contemplated transfer to the Purchaser by delivering written notice to Heller within thirty (30) days after receipt by said Holder (the "Co-Sale Election Period"). If any such Holder elects to participate in the contemplated transfer (a "Participating Holder"), Heller and each Participating Holder shall be entitled to participate in the contemplated transfer pro rata based on the relative ownership of Common Shares (treating, for such purposes, all Warrants as if they had been exercised) among Heller and all Participating Holders. The purchase by the Purchaser of the Common Shares of Participating Holders and Heller shall be upon the terms set forth in the Heller Notice. If Electra and/or Provident elects to participate in any sale pursuant to this
          Section 2.4, Electra shall, to the extent required by the Purchaser thereof, exercise the Warrants or Provident Warrants, as applicable, for sufficient number of Warrant Shares or Provident Shares, as applicable to participate in such sale.

               (ii) In the event that Heller shall have received and intends to accept an offer from a Purchaser to purchase any of the Common Shares up to fifty (50%) percent of such Common Shares (for a purchase greater than fifty (50%) percent, clause (i) above shall apply), owned by Heller and its successors and permitted assigns at the time of the offer, Heller shall provide to Electra and Provident the Heller Notice and Electra or Provident may elect to participate in the contemplated transfer to the Purchaser by delivering written notice to Heller within the Co-Sale Election Period. If either Electra or Provident elects to participate in the contemplated transfer (hereinafter, for purposes of subsection 2.6(b) below, Electra and/or Provident, as applicable, shall be considered a "Participating Holder"), Electra and/or Provident, as applicable, shall be entitled to participate in the contemplated transfer pro rata (treating, for such purposes, all Warrants and Provident Warrants, as applicable, as if they had been exercised) with Heller. The purchase by the Purchaser of the Warrant Shares of Electra, the Provident Shares of Provident and the Common Shares of Heller shall be upon the terms set forth in the Heller Notice. If Electra and/or Provident elects to participate in any sale pursuant to this Section 2.4, Electra and/or Provident shall, to the extent required by the Purchaser thereof, exercise the Warrants or Provident Warrants, as applicable, for sufficient number of Warrant Shares or Provident Shares, as applicable, to participate in such sale.

          (b) Heller shall use its best efforts to obtain the agreement of the Purchaser to the inclusion of the Common Shares owned by the Participating Holders in lieu of a portion of Heller's Common Shares in the proposed sale; provided, that if the Purchaser declines to allow the participation of the Participating Holders in such sale, Heller may proceed with such transfer of Common Shares; provided, that Heller offers to purchase Shares from such Participating Holders on the same terms and in the same proportions as would have been applicable if such Shares were sold to the Purchaser.

          (c) Notwithstanding the terms of Section 2.3 or subsection 2.4(a), if the terms of any bona fide offer are such that an offer by any non-affiliated third party (i) is made to all holders of outstanding Common Shares and Rights for all of their Common Shares and Rights and makes provision for the purchase or redemption of all Preferred Shares outstanding and Heller elects to sell all of the Common Shares owned by it; (ii) provides for the purchase of all or substantially all of the assets of the Corporation; or (iii) contemplates the merger of the Corporation with and into any other corporation in which the Holders would receive cash and/or securities of such other corporation; provided, however, that with respect to any actions contemplated by clauses (i), (ii) or (iii), such actions would result in Electra realizing on a cumulative basis an IRR of at least twenty percent (20%) to the date of the proposed closing date of such offer (in addition to the consideration to be received by Electra in such transaction with respect to securities of the Corporation it may own other than the Shares of Series C Preferred Stock and the Warrants issued under the Securities Purchase Agreement), then if the holders of a majority of the outstanding Common Shares (voting as a single class) desire to accept such offer, all of the Holders shall be deemed by virtue of their being parties to this Agreement to have (x) accepted such offer and they shall sell the Common Shares (and, to the extent applicable, Preferred Shares or Rights) held by them to the Purchaser making such offer on the terms contained in such offer and (y) agreed to vote all Shares held by them, regardless of class or series, to approve such transactions and to take all other actions necessary to permit the consummation of such transactions.

          2.5. Involuntary Transfers by Bankrupt Stockholders. In the event that the Shares of any Stockholder shall be attached or taken in execution, or in the event a Stockholder shall be adjudicated a bankrupt or makes an assignment for the benefit of creditors or its Shares are taken by reason of garnishment or other charging order (hereinafter for convenience called a "Bankrupt Stockholder"), then the successors in interest to the Bankrupt Stockholder shall succeed to all of the rights of the Bankrupt Stockholder hereunder and shall be bound by all of the obligations of and restrictions upon a Stockholder under this Agreement, including, without limitation, the rights of first refusal of the Corporation and the Eligible Stockholders under Section 2.3, provided, however, if any such execution, assignment or involuntary adjudication of bankruptcy or charging order is not vacated, reversed or otherwise revoked within thirty (30) days after such action is taken, then the Corporation and the other Stockholders shall have the successive options to purchase all of the Shares of the Bankrupt Stockholder in the same manner and within the same time period (measured from thirty (30) days and after written notice of any such involuntary transfer is received by the Corporation and the other Stockholders) as provided above in Section 2.3, except (a) the purchase price for the Common Shares of the Bankrupt Stockholder shall be equal to the Fair Market Value of such Common Shares and the purchase price for the Preferred Shares owned by the Bankrupt Stockholder shall be equal to the Liquidation Value of such Preferred Shares, and (b) the purchase price shall be payable, subject to Section 2.8, by a Deferred Payment Note; provided that such note shall bear interest at the applicable federal rate as determined by the Internal Revenue Service pursuant to the Internal Revenue Code of 1986, as amended, for notes of similar duration at the date of purchase.

           2.6. Permitted Transfers. A Holder may not sell, transfer or dispose of any Shares or Rights except as expressly permitted by this Article II; provided, that nothing herein shall prevent any Shares from being sold, transferred or otherwise disposed of to the following persons or entities ("Permitted Transferees"):

          (a) In the case of any individual Holder, to any Family Member thereof whether pursuant to an intervivos gift or pursuant to the laws of descent or to any corporation, partnership, trust or other entity which is owned solely by such individual Holder and his Family Members; and distribution or in the case of Heller and Electra, to any officer, director or stockholder thereof, any "associate of a licensee," as defined in 13 CFR 107.3, or any entity controlled by, controlling or under common control with Heller, Provident or Electra; provided, that said donee or transferee executes and delivers to the Corporation for the benefit of the Corporation and the other Stockholders, concurrently with the acceptance of such gift or transfer, a written instrument, signifying his, her or its consent to be bound by the terms of this Agreement and any amendments hereto and to the assumption of all of the terms and provisions of this Agreement and any amendments hereto and provided further, that, if required by the Corporation, such transferor provides the Corporation with an opinion of securities counsel acceptable to the Corporation that such transfer is exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws;

          (b)  By Heller, Electra or Provident to Dowdell or Larson;

          (c) In the case of the Shares or Rights held by Heller or Provident to any person if such transfer is ordered or required by any governmental body or agency with jurisdiction over Heller or Provident, as applicable, or their respective corporate affiliates or determined by Heller or Provident, as applicable, to be necessary in order to comply with any laws or regulations applicable to it or its corporate affiliates;

          (d) In the case of the Shares or Rights held by Electra, to Electra Fleming Equity Partners or any Affiliate (as defined in the Securities Purchase Agreement) of Electra;

          (e) In the case of the Provident Warrant, to any assignee of all of Provident's rights pursuant to the Credit Agreement, dated July 31, 1995, between Provident and the Corporation to the extent permitted thereby; and

          (f) In the case of Shares or Rights held by Heller, Electra or Provident, to any person if such transfer does not result in a violation of
     Section 2.4(a), in the case of Electra, Section 2.9(b) or, in the case of Provident, Section 2.10(b).

          2.7. Assumption by Successors. It is expressly agreed that any Person which shall acquire, consistent with Article II, all or any part of the Shares or Rights in an arm's length transaction and for value or by reason of any permitted transfer or successorship (and including the transferee of a Bankrupt Stockholder for the purposes hereof) shall succeed to all of the rights (except as otherwise hereinabove provided) and shall be bound by all of the obligations of and restrictions upon the transferring Holder under this Agreement. Contemporaneously with any such transfer or succession, the transferee or successor shall expressly assume in writing, all of the obligations of a Holder under this Agreement and shall execute and deliver to the Corporation for the benefit of the Corporation and the other Holders such document as the Corporation and Heller shall reasonably request agreeing to be bound by the terms of this Agreement.

          2.8. Limitation on Purchases by the Corporation. Notwithstanding any other provision of this Agreement, the Corporation shall not have the right or the obligation to purchase any Shares except out of funds legally available therefor. If, at the time the Corporation desires to purchase Shares pursuant to this Agreement, its surplus is legally insufficient for that purpose, then, subject to compliance with applicable contractual obligations or restrictions, if any, the Corporation may borrow the funds necessary to complete the purchase and/or the entire available surplus of the Corporation may be applied to the purchase and the Corporation and the Stockholders agree promptly to take all such action as may be permitted by law and applicable contractual obligations or restrictions, if any, to arrange for such borrowing and/or to reduce the capital of the Corporation or to revalue its assets so as to increase its surplus to the extent necessary to permit the Corporation to purchase all of the Shares it desires to purchase.

          2.9.  Right of First Offer-Electra.
                ----------------------------

          (a) If Electra desires to sell or otherwise transfer (except to Permitted Transferees under Section 2.6(a), (b) and (d) hereof) (the "Proposed Disposition") any of its shares of Series C Preferred, its Rights or any of its Warrant Shares or any other shares of the Corporation's capital stock which Electra may acquire from time to time (the "Disposition Securities"), whether or not to a then-identified third party (the "Electra Purchaser"), Electra shall notify Heller and the Corporation of such desire (the "Disposition Notice"). Electra agrees that for a period of thirty (30) days from delivery of the Disposition Notice (the "Discussion Period") to Heller that it will engage in good faith negotiations with Heller concerning the terms of such Proposed Disposition. If Electra and Heller are unable to reach a mutually satisfactory arrangement with respect to the Disposition Securities, Electra shall then be free for a period of six (6) months thereafter to so proceed with the Proposed Disposition regardless of the terms thereof and without the need to re-offer the Disposition Securities to Heller. If Electra does not conclude such a sale within such six (6) month period, then Electra shall be required to comply with this
     Section 2.9. Notwithstanding the foregoing, if Electra receives an unsolicited bona fide written offer during the Discussion Period to purchase part or all of its Securities, it shall not be required to comply with this Section 2.9 except for subparagraph (b) below and shall be permitted to effect the Proposed Disposition unless prohibited pursuant to said subparagraph (b).

          (b) Electra shall not complete the Proposed Disposition (unless the Proposed Disposition is to a Permittee Transferee under Section 2.6(a), (b) and (d) hereof in which case this subparagraph (b) shall not apply) if the Corporation, by a good faith determination of the Board of Directors of the Corporation, notifies Electra in writing, within ten (10) days of the later of receipt of the Disposition Notice and receipt of written notice disclosing the identity of the Electra Purchaser that the Electra Purchaser is or is an Affiliate (as defined in the Securities Purchase Agreement) of a competitor of the Corporation or that, based upon a legal opinion of counsel to the Corporation with respect to federal and/or state educational regulatory affairs delivered to the Company and Electra, the consummation of the Proposed Disposition to the particular Electra Purchaser will have a materially adverse impact on the ability of the Corporation or any of its Subsidiaries to remain eligible for Title IV funding or the maintenance of accreditation by Corporation or any of its Subsidiaries with any Accrediting Body (as defined on the Securities Purchase Agreement); provided, that notwithstanding the foregoing, Electra shall not complete a proposed disposition of the Series C Preferred without the consent of the Corporation, which consent shall not be unreasonably withheld.

          (c) The provisions of this Section 2.9 shall not apply from and after the occurrence of a Preferred Stock Failure Event, or, once the shares of Series C Preferred Stock are no longer outstanding, any material breach of any term or provision contained in the Securities Purchase Agreement which survives pursuant to the terms thereof.

          2.10.  Right of First Offer-Provident.
                 ------------------------------

          (a) If Provident desires to sell or otherwise transfer (except to Permitted Transferees under Section 2.6(a), (b) and (c) hereof) (the "Proposed Disposition") any of its Provident Shares, its Rights or any other shares of the Corporation's capital stock which Provident may acquire from time to time (the "Disposition Securities"), whether or not to a then-identified third party (the "Provident Purchaser"), Provident shall notify Heller, Electra and the Corporation of such desire (the "Disposition Notice"). Provident agrees that for a period of thirty (30) days from delivery of the Disposition Notice (the "Discussion Period") to Heller that it will engage in good faith negotiations with Heller and Electra concerning the terms of such Proposed Disposition. If Provident, Heller and/or Electra are unable to reach a mutually satisfactory arrangement with respect to the Disposition Securities, Provident shall then be free for a period of six (6) months thereafter to so proceed with the Proposed Disposition regardless of the terms thereof and without the need to re-offer the Disposition Securities to Heller. If Provident does not conclude such a sale within such six (6) month period, then Provident shall be required to comply with this Section 2.10. Notwithstanding the foregoing, if Provident receives an unsolicited bona fide written offer during the Discussion Period to purchase part or all of its Securities, it shall not be required to comply with this Section 2.10 except for subparagraph (b) below and shall be permitted to effect the Proposed Disposition unless prohibited pursuant to said subparagraph (b).

     Heller and Electra agree that in the event either enters into an agreement to purchase the Disposition Securities, such party shall notify the other of such agreement and offer to such other party the opportunity to participate in such purchase. If both Heller and Electra desire to participate in a purchase of the Disposition Securities they shall do so on a pro rata basis based upon their respective ownership of the Common Shares on a fully diluted basis.

          (b) Provident shall not complete the Proposed Disposition (unless the Proposed Disposition is to a Permittee Transferee under Section 2.6(a) and
     (b) hereof in which case this subparagraph (b) shall not apply) if the Corporation, by a good faith determination of the Board of Directors of the Corporation, notifies Provident in writing, within ten (10) days of the later of receipt of the Disposition Notice and receipt of written notice disclosing the identity of the Provident Purchaser that the Provident Purchaser is or is an Affiliate (as defined in the Securities Purchase Agreement) of a competitor of the Corporation or that, based upon a legal opinion of counsel to the Corporation with respect to federal and/or state educational regulatory affairs delivered to the Company and Provident, the consummation of the Proposed Disposition to the particular Provident Purchaser will have a materially adverse impact on the ability of the Corporation or any of its Subsidiaries to remain eligible for Title IV funding or the maintenance of accreditation by Corporation or any of its Subsidiaries with any Accrediting Body (as defined on the Securities Purchase Agreement).

          2.11. Potential PTP Action. In the event of the commencement of any Potential PTP Action (as defined in the Dowdell Consulting Agreement), the Corporation shall have the right, exercisable by written notice given to Dowdell, to require that Dowdell's rights to take any of the following action shall be temporarily suspended, (a) the right to attend any meetings of the Board or otherwise participate or act as a Director, (b) the right to vote his Shares or otherwise participate in any meetings of the Stockholders, (c) the right to make any sale, transfer or disposition of his Shares or Rights or purchase any additional Shares or Rights, whether pursuant to options or otherwise, and (d) any other right to participate in any manner in the management, operations or finances of the Corporation.

                                  ARTICLE III
                                  -----------

          3.1. Certain Affiliated Transactions. Subject to approval by the Board of Directors and the provisions of the Securities Purchase Agreement, each of the Stockholders hereby acknowledges that Heller and certain of its affiliates (collectively, the "Heller Entities") are authorized and may from time to time charge the Corporation and its subsidiaries certain fees and require the reimbursement of certain expenses relating to (a) the consummation of the acquisition of certain subsidiaries and operations of the Corporation and
(b) ongoing consulting, advisory or related services provided by the Heller Entities.

                                   ARTICLE IV
                                   ----------

          4.1. Term of this Agreement. This Agreement shall be effective as of the date hereof and shall continue in effect until:

          (a) a written agreement to terminate is executed by the Corporation and Stockholders owning in excess of sixty percent (60%) of each class of the outstanding Common Shares (voting separately as a class);

          (b) the substantial permanent cessation of the Corporation's business;

          (c) the dissolution of the Corporation or the entering of an order against the Corporation for reorganization or liquidation under the United States Bankruptcy Code, or the assignment of substantially all of its assets for the benefit of creditors; or

          (d)  the consummation of an IPO as defined in the Certificate;

provided, however, that Electra shall continue to have the right to designate a Director of the Corporation and such Director shall continue to have the right to serve on the Corporation's and each Subsidiary's compensation and audit committees for so long as Electra owns at least five (5%) percent of the issued and outstanding Common Shares, or, if earlier, ten (10) years from the date hereof.

          In addition, each holder of Class B Stock, Class C Stock, Class D Stock and Class E Stock hereby agrees that upon the occurrence of any event described in subparagraph (d) above, such holder shall convert all shares of Class B Stock, Class C Stock, Class D Stock and Class E Stock into shares of Class A Stock in accordance with the terms of the Certificate.

                                   ARTICLE V
                                   ---------

          5.1. Legend on Share Certificates. All certificates representing the Shares shall also have imprinted thereon a legend (in addition to or incorporating any securities law legend) substantially to the following effect:

     "The sale, transfer or other disposition or pledge or other encumbrance of Shares represented by this Certificate is subject to an Amended and Restated Stockholders' Agreement dated as of July 31, 1995, among Career Education Corporation, a Delaware corporation (the "Corporation"), and certain of the Stockholders of the Corporation, including certain options to purchase or sell the Shares represented by this Certificate. A copy of said Agreement is on file in the office of the Secretary of the Corporation and may be reviewed by application thereto. Each holder hereof shall be bound by all provisions of said Agreement."

          5.2. Amendments. This Agreement may be amended or altered in any of its provisions by the agreement of the Corporation and Stockholders owning in excess of sixty percent (60%) of each class of the outstanding Common Shares (voting separately as a class), and any such amendment or alteration shall become effective upon its being reduced to writing and executed by said parties; provided, that such amendment does not adversely affect any Holder not consenting thereto.

          5.3. Notices. Notices, directions, consents and all other communications required or permitted hereunder shall be in writing and shall be deemed received and become effective upon personal delivery or by telecopy or the day after deposit with a reputable overnight courier to the several parties at the addresses specified below (or to any address which is changed after similar notice in writing).


Larson:                                    John M. Larson
                                           36 Lakeside Drive
                                           South Barrignton, Illinois  60010

Dowdell:                                   Robert E. Dowdell
                                           1951 Calle Roja
                                           Santa Ana, California  92705

In each case with a copy to:               Quinn, Kully & Morrow
                                           520 South Grand Avenue
                                           Los Angeles, California  90071
                                           Attention:  Russel Kully, Esq.

Heller:                                    Heller Equity Capital Corporation
                                           500 West Monroe Street
                                           16th Floor
                                           Chicago, Illinois  60661
                                           Attention:  Todd H. Steele

with copies to:                            Heller Equity Capital Corporation
                                           500 West Monroe Street
                                           16th Floor
                                           Chicago, Illinois  60661
                                           Attention:  Charles P. Brissman, Esq.

                                           Goldberg, Kohn, Bell, Black,
                                           Rosenbloom & Moritz, Ltd.
                                           55 East Monroe Street
                                           Suite 3700
                                           Chicago, Illinois  60603
                                           Attention:  Dennis B. Black, Esq.

Corporation:                               Career Education Corporation
                                           2300 N. Barrignton, Suite 400
                                           Hoffman Estates, Illinois  60195
                                           Attention:  President

EIT and EAI:                               Electra Investment Trust P.L.C.
                                           65 Kingsway
                                           London, England  WC2B 6QT
                                           Attention:  Mr. Philip Dyke

with copies to:                            Electra, Inc.
                                           70 E. 55th Street
                                           New York, New York  10022
                                           Attention:  Ms. Diane M. Smith
                                                       Senior Vice President

Provident:                                 The Provident Bank
                                           One East Fourth Street
                                           Cincinnati, Ohio  45202
                                           Attention:  Eric L. Jeffries

with copies to:                            Keating, Muething & Klekamp
                                           1800 Provident Tower
                                           One East Fourth Street
                                           Attention:  J. David Rosenberg, Esq.

          5.4.  General.

          (a) Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware.

          (b) Superseding Agreement. This Agreement shall supersede, revoke and nullify all and any agreements bearing prior date by or between the Corporation and the Stockholders, or any of them, relating to or restricting the Stockholders on disposition, whether voluntary or involuntary, of all or any of the Shares. All such agreements, and all promises, rights, duties and obligations established pursuant thereto are hereby rendered void.

          (c) Counterparts. This Agreement may be executed in several counterparts (including by way of separate signature pages, which may be attached hereto) by one or more of the parties, each of which shall be deemed an original but all of said counterparts (and signature pages) shall be deemed to constitute or be part of one and the same instrument.

          (d) Severability. Should any particular provisions of this Agreement be adjudicated to be invalid or unenforceable such provision shall be deemed deleted and the remainder of the Agreement, nevertheless, remain unaffected and fully enforceable; further, to the extent any provision herewith is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, the parties hereto agree the same shall, nevertheless, be enforceable to the fullest extent possible under the laws and public policies applied in the jurisdiction in which enforcement or interpretation is sought.

          (e) Ratification. This Agreement and all of the terms and provisions hereof shall be affirmed and approved by the Board.

          (f) Further Assurances. Upon request of the Corporation or any party hereto, all parties hereto agree to promptly execute and deliver all such other instruments and take all such other actions or any party hereto may reasonably request from time to time in order to effectuate and carry out the purposes, privileges, restrictions, rights and duties of the parties and other provisions of this Agreement.

          (g) Headings. The headings or other subdivision in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) Specific Performance. Each party's obligations under this Agreement are unique. The acquisition of Shares by a party entitled to purchase Shares under this Agreement is a unique prospect for the purchasing party. If any party should default in any of his or her obligations under this Agreement, the parties each acknowledge that it would be impracticable to measure the resulting damages and that it may not be possible to adequately compensate the injured party by monetary damages. Accordingly, without prejudice to his right to seek and recover monetary damages, each non-defaulting party shall be entitled to sue in equity for specific performance of this Agreement, and each party hereby expressly waives the defense that a remedy in damages would be adequate. Each party further acknowledges that any consideration to be paid for Shares by the Corporation under this Agreement is fair and adequate.

          (i) Consent to Jurisdiction and Service of Process. THE CORPORATION AND EACH OF THE STOCKHOLDERS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND HIMSELF, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY

     AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. LARSON AND DOWDELL HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREINAFTER BE SELECTED BY THE CORPORATION WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS AGENT TO RECEIVE ON SUCH PARTY'S BEHALF SERVICE OF ALL PROCESS IN ANY PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE CORPORATION TO BRING PROCEEDINGS AGAINST LARSON OR DOWDELL IN ANY OTHER COURT HAVING JURISDICTION THEREOVER.

          (j) Waiver of Jury Trial. THE CORPORATION AND EACH OF THE STOCKHOLDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE CORPORATION AND EACH OF THE STOCKHOLDERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE CORPORATION AND EACH OF THE STOCKHOLDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE CORPORATION AND EACH OF THE STOCKHOLDERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY

     WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.


                                       CAREER EDUCATION CORPORATION, a
                                       Delaware corporation


                                       By /s/ JOHN M. LARSON
                                          -------------------------------
                                          John M. Larson
                                          Its President

                                       HELLER EQUITY CAPITAL CORPORATION,
                                       a Delaware corporation


                                       By /s/ TODD STEELE
                                       ------------------------------------
                                       Its Vice President

                                       /s/ JOHN M. LARSON
                                       ------------------------------------
                                       John M. Larson

                                       /s/ ROBERT E. DOWDELL
                                       ------------------------------------
                                       Robert E. Dowdell

                                       ELECTRA INVESTMENT TRUST P.L.C., a
                                       corporation organized under the laws
                                       of England and Wales

                                       By /s/ HUGH M. MUMFORD
                                          -------------------------------

                                           Its  Director
                                              ---------------------------------

                                           ELECTRA ASSOCIATES, INC., a Delaware
                                           corporation


                                           By /s/ R.J. LEWIS
                                              ---------------------------------

                                           Its  Director
                                              ---------------------------------

Signature page continued.

          The undersigned hereby executes this Agreement solely for purposes of evidencing its agreement to be bound by or subject to Sections 1.3, 2.4, 2.6, 2.7, 2.8, 2.10 and 4.1, and Article V of this Agreement and shall not be deemed to be a party to this Agreement for any other purposes.

                                     PROVIDENT BANK, an Ohio banking corporation


                                     By /s/  KEVIN WARD
                                        ---------------------------------------
                                     Its Vice President
                                        ---------------------------------------

                FIRST AMENDMENT TO CAREER EDUCATION CORPORATION
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


          THIS FIRST AMENDMENT TO CAREER EDUCATION CORPORATION AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "First Amendment") is made as of February 28, 1997 by and among Career Education Corporation, a Delaware corporation (the "Corporation"), Heller Equity Capital Corporation, a Delaware corporation ("Heller"), John M. Larson ("Larson"), Robert E. Dowdell ("Dowdell"), Wallace O. Laub and Constance L. Laub (the "Laubs"), William A. Klettke ("Klettke"), The Provident Bank, an Ohio banking corporation ("Provident"), Electra Investment Trust P.L.C., a corporation organized under the laws of England and Wales, and its successors and assigns ("EIT"), and Electra Associates, Inc., a Delaware corporation, and its successors and assigns ("EAI," and together with EIT, "Electra"). Heller, EIT, EAI, Larson, Dowdell, the Laubs and Klettke are hereafter collectively referred to as the "Stockholders." Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stockholders' Agreement (defined below).

                                  WITNESSETH:

          WHEREAS, the Corporation, the Stockholders and Provident are parties to that certain Career Education Corporation Amended and restated Stockholders' Agreement dated as of July 31, 1995 (the "Stockholders' Agreement");

          WHEREAS, the Stockholders are the holders of all of the issued and outstanding capital stock and options to acquire capital stock of the Corporation (other than certain warrants held by Provident and certain options issued to employees of the Corporation pursuant to its 1995 Stock Option Plan dated August 23, 1995 (as amended, the "Management Option Plan");

          WHEREAS, pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") of even date herewith among the Corporation and the Stockholders other than EAI (such Stockholders sometimes being referred to herein as the "Purchasers"), the Purchasers have agreed to provide additional equity financing to the Corporation in the amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) in exchange for up to 7,500 shares of the Corporation's Series D Redeemable Preferred Stock, with a stated value of One Thousand Dollars ($1,000) per share, together with certain warrants to purchase the Corporation's Class E Non-Voting Common Stock, on the terms and subject to the conditions set forth in the Securities Purchase Agreement; and

          WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, the parties hereto now wish to make certain amendments to the Stockholders' Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows:

          1. Definition of Shares and Preferred Shares. All references in the Stockholders' Agreement to "Shares" and/or "Preferred Shares" shall be deemed to include (in addition to the Corporation's Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Series A Preferred, Series B Preferred, and Series C Preferred), the Corporation's Series D Preferred Stock, $.01 par value (the "Series D Preferred"), of which 2,000 shares have been issued as of the date hereof and of which up to an additional 5,500 shares may be issued in the future pursuant to the Securities Purchase Agreement.

          2. Additional Warrants. Pursuant to the Securities Purchase Agreement, the Corporation has agreed to issue warrants (the "Additional Warrants") to purchase up to 8,924 shares of the Corporation's Class E Stock, of which 2,380 Additional Warrants have been issued as of the date hereof and of which up to an additional 6,544 Additional Warrants may be issued in the future. With respect to such Additional Warrants, the Stockholders hereby agree as follows:

          (a) All references in the Stockholders' Agreement, as amended by this First Amendment, to the term "Additional Warrants" shall refer to the Additional Warrants (as defined herein). All references in the Stockholders' Agreement, as amended by this First Amendment, to the term "Additional Warrant Shares" shall mean the shares of Class E Stock to be issued upon exercise of the Additional Warrants.

          (b) All references in the Stockholders' Agreement to "Rights" shall be deemed to include the Additional Warrants.

          (c) Section 1.3(a) of the Stockholders' Agreement is hereby amended and restated in its entirety as follows:

          (a) In case at any time or from time to time the Corporation shall issue or sell the following (collectively hereinafter referred to as the "Additional Capital Stock"): any shares of its capital stock or issue or sell options, rights or warrants to subscribe for or purchase shares of its capital stock (or securities convertible into shares of its capital stock) ("Options"), including but not limited to issuances pursuant to Section 1.2 above, other than (i) shares of Class D Stock to be issued to the holders of the Warrants upon exercise thereof or pursuant to an adjustment provided for under Section 5 of the Warrant Certificate and Section 5 of the Penalty Warrant Certificate issued to each of EIT and EAI, (ii) up to 13,400 Common Shares (subject to antidilution adjustments in the case of recapitalizations, recombinations or stock splits) issued upon the exercise of any stock options granted pursuant to present or future employee benefit plans or the Corporation,
     (iii) any Common Shares issued to the holders of the Provident Warrant upon exercise thereof, (iv) shares of Class E Stock to be issued to the holders of the Additional Warrants upon exercise thereof or pursuant to an adjustment provided for under Section 5 of each of the Warrant Certificates evidencing such Additional Warrants, and (v) any Common Shares issuable upon exercise of any Options which have previously been treated as Additional Capital Stock for purposes hereof, Electra, Heller and Provident, respectively, shall have the right to purchase, on the same terms and conditions and at the same time, such shares of Additional Capital Stock equal to the percentage of Common Shares then owned by Electra, Heller or Provident, as applicable; treating, for such purposes, all Warrants, Provident Warrants and Additional Warrants as if they had been exercised.

          (d) Section 2.4(a) of the Stockholders' Agreement is hereby amended and restated in its entirety as follows:

          (a) (i) In the event that Heller shall have received and intends to accept an offer from a Purchaser to purchase more than fifty percent (50%) of the Common Shares owned by Heller and its successors and permitted assigns at the time of such offer, Heller shall provide to all Stockholders and Provident a notice containing the information described in Section 2.3 (the "Heller Notice"), and, any other Stockholder or Provident holding Common Shares or Rights (a "Holder") may elect to participate in the contemplated transfer to the Purchaser by delivering written notice to Heller within thirty (30) days after receipt by said Holder (the "Co-Sale Election Period"). If any such Holder elects to participate in the contemplated transfer (a "Participating Holder"), Heller and each Participating Holder shall be entitled to participate in the contemplated transfer pro rata based on the relative ownership of Common Shares (treating, for such purposes, all Warrants, the Provident Warrant and all Additional Warrants, as if they had been exercised) among Heller and all Participating Holders. The purchase by the Purchaser of the Common Shares of the Participating Holders and Heller shall be upon the terms set forth in the Heller Notice. If Electra and/or Provident elects to participate in any sale pursuant to this Section 2.4(a)(i), Electra and/or Provident shall, to the extent required by the Purchaser thereof, exercise the Warrants or Provident Warrants, as applicable, for sufficient number of Warrant Shares or Provident Shares, as applicable to participate in such sale. If any Holder elects to participate in any sale pursuant to this
     Section 2.4(a)(i), such Holder shall, to the extent required by the Purchaser thereof, exercise its Additional Warrants for a sufficient number of Additional Warrant Shares to participate in such sale.

          (ii) In the event that Heller shall have received and intends to accept an offer from a Purchaser to purchase any of the Common Shares up to fifty (50%) percent of such Common Shares (for a purchase greater than fifty (50%) percent, clause (i) above shall apply), owned by Heller and its successors and permitted assigns at the time of the offer, Heller shall provide to Electra and Provident the Heller Notice, and Electra or Provident may elect to participate in the contemplated transfer to the Purchaser by delivering written notice to Heller within the Co-Sale Election Period. If either Electra or Provident elects to participate in the contemplated transfer (hereinafter, for purposes of subsection 2.4(b) below, Electra and/or Provident, as applicable, shall be considered a "Participating Holder"), Electra and/or Provident, as applicable, shall be entitled to participate in the contemplated transfer pro rata (treating, for such purposes, all Warrants, Provident Warrants and all Additional Warrants, as applicable, as if they had been exercised) with Heller. The purchase by the Purchaser of the Warrant Shares and Additional Warrant Shares of Electra, the Provident Shares and Additional Warrant Shares of Provident and the Common Shares and Additional Warrant Shares of Heller shall be upon the terms set forth in the Heller Notice. Furthermore, if Electra and/or Provident elects to participate in any sale pursuant to this
     Section 2.4(a)(ii), Electra and/or Provident shall, to the extent required by the Purchaser thereof, exercise the Warrants, Provident Warrants and/or Additional Warrants, as applicable, for sufficient number of Warrant Shares, Provident Shares and/or Additional Warrant Shares, as applicable, to participate in such sale.

          3.  Waivers.

          (a) Issuances of Additional Shares to Heller. Notwithstanding the provisions of Section 1.2 of the Stockholders' Agreement, the Stockholders and Provident hereby agree that Heller shall be permitted to purchase and the Corporation shall offer for sale to Heller investment units consisting of Series D Preferred and Additional Warrants in accordance with the Securities Purchase Agreement. Furthermore, Larson, Dowdell, the Laubs and Klettke hereby (i) waive all presently existing and future rights granted to them pursuant to Section 1.2 of the Stockholders Agreement with respect to any Heller Investment between $5,000,000 and $8,000,000, (ii) acknowledge and agree that as a result of the consummation of the Initial Investment (as defined in Securities Purchase Agreement), the Heller Investment is now in excess of $8,000,000, and (iii) therefore, all rights of Larson, Dowdell, the Laubs and Klettke to purchase additional Shares (beyond those previously purchased, if any) pursuant to
Section 1.2 of the Stockholders' Agreement are now expired and terminated.

          (b) Additional Equity Issuances. Each of Heller, Electra and Provident hereby acknowledges and agrees that the Additional Capital Stock purchased or to be purchased pursuant to the Securities Purchase Agreement by each of such parties is in proportion to the percentage of Common Shares now owned by each of Heller, Electra and Provident, respectively, and hereby waives its preemptive rights under Section 1.3 of the Stockholders' Agreement with respect to all transactions contemplated by the Securities Purchase Agreement.

          (c) Electra Securities Purchase Agreement and Warrants. Except as otherwise specifically provided in the Securities Purchase Agreement or the Securities (as defined in the Securities Purchase Agreement) issued pursuant thereto, each of EIT and EAI hereby waives all of its rights to purchase or otherwise receive Additional Capital Stock as a result of the transactions contemplated by the Securities Purchase Agreement, including without limitation all rights granted pursuant to (i) that certain Securities Purchase Agreement dated July 31, 1995 between Electra and the Corporation, (ii) the Warrants; and
(iii) Series C Preferred Stock Rights granted pursuant to Exhibit A to the Restated Certificate of Incorporation of Career Education Corporation, as amended.

          (d) Provident Warrant. Provident hereby waives all of its rights to purchase or otherwise receive Additional Capital Stock as a result of the transactions contemplated by the Securities Purchase Agreement, other than those rights provided in the Provident Warrant. Furthermore, Provident and the Corporation hereby agree that, notwithstanding any provision of the Provident Warrant to the contrary, for each Share of Class D Stock to which Provident is or may become entitled to pursuant to the Provident Warrant as a result of the transactions contemplated by the Securities Purchase Agreement, the Corporation shall issue to Provident, and Provident shall accept, in exchange therefor, one Share of Class E Stock. In addition, Provident and the Corporation hereby agree that, assuming the issuance of all 8,924 Additional Warrants contemplated by the Securities Purchase Agreement, the Additional Capital Stock which Provident will be entitled to receive upon exercise of the Provident Warrant as a result of the issuance of such Additional Warrants is four hundred ninety (490) Shares of Class E Stock, which number of Shares will be reduced pro rata in the event any lesser number of Additional Warrants had been issued at the time of exercise of the Provident Warrant.

          4. Issuance of Securities to the Klettke IRA. The Company and Klettke hereby agree and acknowledge that certain Shares and Rights of which Klettke is the beneficial owner have been and/or may be issued to First Chicago, Custodian, William A. Klettke IRA (the "Klettke IRA"). Klettke hereby represents and warrants that he is the sole beneficiary of the Klettke IRA with power of direction, and agrees that, in the event of the issuance of any Shares and/or Rights to the Klettke IRA, he will cause the Klettke IRA to be bound by the terms of the Stockholders Agreement, as amended hereby, the Securities Purchase Agreement and all other agreements governing the rights of the Corporation's stockholders to which Klettke is a party. Furthermore, Klettke hereby agrees to execute and deliver, or to cause the Klettke IRA to execute and deliver, such other documents as the Company may reasonably require in connection with any issuance of such Shares and/or Rights to the Klettke IRA and Klettke's beneficial ownership thereof.

          5. Ratification of Prior Issuance of Shares to Klettke IRA. Each of the Stockholders (other than Klettke) and Provident hereby ratifies, confirms and approves the prior issuance to the Klettke IRA of 824 Shares of Class E Stock and 70 Shares of Series A Preferred, and hereby acknowledges its, his or her consent to such issuance and its, his or her waiver of all rights to purchase or otherwise receive Additional Capital Stock as a result of such issuance, including without limitation all rights granted pursuant to the agreements and other documents described in Section 3 of this First Amendment.

          6. References to the Stockholders' Agreement. All references to "this Agreement" or similar language in the Stockholders' Agreement shall be deemed to refer to the Stockholders' Agreement as amended by this First Amendment.

          7. Stockholders' Agreement. Except as modified by this First Amendment, the Stockholders' Agreement shall remain in full force and effect, and is hereby ratified and confirmed.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.


                                        CAREER EDUCATION CORPORATION, a
                                        Delaware corporation

                                        By: /s/ JOHN M. LARSON
                                            --------------------------------
                                            John M. Larson
                                            Its President

                                        HELLER EQUITY CAPITAL CORPORATION, a
                                        Delaware corporation

                                        By: /s/ RENEE REMPE
                                            --------------------------------
                                            Its Vice President


                                        /s/ JOHN M. LARSON
                                        --------------------------------
                                        John M. Larson

                                        /s/ ROBERT E. DOWDELL
                                        --------------------------------
                                        Robert E. Dowdell

                                        /s/ WALLACE O. LAUB
                                        --------------------------------
                                        Wallace O. Laub

                                        /s/ CONSTANCE L. LAUB
                                        --------------------------------
                                        Constance L. Laub

                                        /s/ WILLIAM KLETTKE
                                        --------------------------------
                                        William Klettke

                                        ELECTRA INVESTMENT TRUST P.L.C., a
                                        corporation organized under the laws
                                        of England and Wales

                                        By:  /s/ HUGH M. MUMFORD
                                             -------------------------------
                                        Its: Director
                                             -------------------------------

                                        ELECTRA ASSOCIATES, INC., a Delaware
                                        corporation

                                        By:  R.J. LEWIS
                                             ------------------------------
                                        Its: Director
                                             ------------------------------

          The undersigned hereby executes this Agreement solely for purposes of evidencing its agreement to be bound or subject to this First Amendment to the extent applicable to Sections 1.3, 2.4, 2.6, 2.7, 2.8, 2.10 and 4.1, and Article V of the Stockholders Agreement or its rights under the Provident Warrant, and shall not be deemed to be a party to this First Amendment for other purposes.


                                    PROVIDENT BANK, an Ohio banking corporation


                                    By: /s/ KEVIN WARD
                                        ----------------------------------
                                    Its:    Vice President
                                         ---------------------------------

                SECOND AMENDMENT TO CAREER EDUCATION CORPORATION
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


          THIS SECOND AMENDMENT TO CAREER EDUCATION CORPORATION AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Second Amendment") is made as of May 30, 1997 by and among Career Education Corporation, a Delaware corporation (the "Corporation"), Heller Equity Capital Corporation, a Delaware corporation ("Heller"), John M. Larson ("Larson"), Robert E. Dowdell ("Dowdell"), Wallace O. Laub and Constance L. Laub (the "Laubs"), William A. Klettke ("Klettke"), The Provident Bank, an Ohio banking corporation ("Provident"), Electra Investment Trust P.L.C., a corporation organized under the laws of England and Wales, and its successors and assigns ("EIT"), and Electra Associates, Inc., a Delaware corporation, and its successors and assigns ("EAI," and together with EIT, "Electra"). Heller, EIT, EAI, Larson, Dowdell, the Laubs and Klettke are hereafter collectively referred to as the "Stockholders." Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stockholders' Agreement (defined below).

                                  WITNESSETH:

          WHEREAS, the Corporation, the Stockholders and Provident are parties to that certain Career Education Corporation Amended and Restated Stockholders' Agreement dated as of July 31, 1995, as amended by that certain First Amendment to Career Education Corporation Amended and Restated Stockholders' Agreement dated as of February 28, 1997 (the "Stockholders' Agreement");

          WHEREAS, the Stockholders are the holders of all of the issued and outstanding capital stock and options to acquire capital stock of the Corporation (other than certain warrants held by Provident and certain options issued to employees of the Corporation pursuant to its 1995 Stock Option Plan dated August 23, 1995 (as amended, the "Management Option Plan");

          WHEREAS, pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") of even date herewith among the Corporation and certain of the Stockholders (such Stockholders sometimes being referred to herein as the "Purchasers"), the Purchasers have agreed to provide additional equity financing to the Corporation in the amount of up to Fifteen Million Dollars ($15,000,000) in exchange for up to 15,000 shares of the Corporation's Series D Redeemable Preferred Stock, with a stated value of One Thousand Dollars ($1,000) per share, together with certain Warrants to purchase the Corporation's Class E Non-Voting Common Stock, on the terms and subject to the conditions set forth in the Securities Purchase Agreement; and

          WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, the parties hereto now wish to make certain amendments to the Stockholders' Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows:

          1. Definition of Shares and Preferred Shares. All references in the Stockholders' Agreement to "Shares" and/or "Preferred Shares" shall be deemed to include (in addition to the Corporation's Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Series A Preferred, Series B Preferred, and Series C Preferred), the Corporation's Series D Preferred Stock, $.01 par value (the "Series D Preferred"), of which 7,500 shares have been issued as of the date hereof and of which up to an additional 15,000 shares are being or may be issued in the future pursuant to the Securities Purchase Agreement.

          2. Additional Warrants. Pursuant to the Securities Purchase Agreement, the Corporation has agreed to issue warrants (the "Additional Warrants") to purchase up to 36,186 shares of the Corporation's Class E Stock, which are being or may be issued in the future pursuant to the Securities Purchase Agreement. With respect to such Additional Warrants, the Stockholders hereby agree as follows:

          (a) All references in the Stockholders' Agreement, as amended by this Second Amendment, to the term "Additional Warrants" shall refer to the Additional Warrants (as defined herein). All references in the Stockholders' Agreement, as amended by this Second Amendment, to the term "Additional Warrant Shares" shall mean the shares of Class E Stock to be issued upon exercise of the Additional Warrants.

          (b) All references in the Stockholders' Agreement to "Rights" shall be deemed to include the Additional Warrants.

          3.  Waivers.

          (a) Issuances of Additional Shares to Heller. Notwithstanding the provisions of Section 1.2 of the Stockholders' Agreement, the Stockholders and Provident hereby agree that Heller shall be permitted to purchase and the Corporation shall offer for sale to Heller investment units consisting of Series D Preferred and Additional Warrants in accordance with the Securities Purchase Agreement.

          (b) Additional Equity Issuances. Each of Heller, Electra and Provident hereby acknowledges and agrees that the Additional Capital Stock purchased or to be purchased pursuant to the Securities Purchase Agreement by each of such parties is in proportion to the percentage of Common Shares now owned by each of Heller, Electra and Provident, respectively, and hereby waives its preemptive rights under Section 1.3 of the

Stockholders' Agreement with respect to all transactions contemplated by the Securities Purchase Agreement.

          (c) Electra Securities Purchase Agreement and Warrants. Except as otherwise specifically provided in the Securities Purchase Agreement or the Securities (as defined in the Securities Purchase Agreement) issued pursuant thereto, each of EIT and EAI hereby waives all of its rights to purchase or otherwise receive Additional Capital Stock as a result of the transactions contemplated by the Securities Purchase Agreement, including without limitation all rights granted pursuant to (i) that certain Securities Purchase Agreement dated July 31, 1995 between Electra and the Corporation, (ii) the Warrants; and
(iii) Series C Preferred Stock Rights granted pursuant to Exhibit A to the Restated Certificate of Incorporation of Career Education Corporation, as amended.

          (d) Provident Warrant. Provident hereby waives all of its rights to purchase or otherwise receive Additional Capital Stock as a result of the transactions contemplated by the Securities Purchase Agreement, other than those rights provided in the Provident Warrant. Furthermore, Provident and the Corporation hereby agree that, notwithstanding any provision of the Provident Warrant to the contrary, for each Share of Class D Stock to which Provident is or may become entitled to pursuant to the Provident Warrant as a result of the transactions contemplated by the Securities Purchase Agreement, the Corporation shall issue to Provident, and Provident shall accept, in exchange therefor, one Share of Class E Stock. In addition, Provident and the Corporation hereby agree that, assuming the issuance of all 36,186 Additional Warrants contemplated by the Securities Purchase Agreement, the Additional Capital Stock which Provident will be entitled to receive upon exercise of the Provident Warrant as a result of the issuance of such Additional Warrants is Eight Hundred Twenty-Five (825) Shares of Class E Stock, which number of Shares will be reduced pro rata in the event any lesser number of Additional Warrants had been issued at the time of exercise of the Provident Warrant.

          4. Issuance of Securities to the Klettke IRA. The Company and Klettke hereby agree and acknowledge that certain Shares and Rights of which Klettke is the beneficial owner have been and/or may be issued to First Chicago, Custodian, William A. Klettke IRA (the "Klettke IRA"). Klettke hereby represents and warrants that he is the sole beneficiary of the Klettke IRA with power of direction, and agrees that, in the event of the issuance of any Shares and/or Rights to the Klettke IRA, he will cause the Klettke IRA to be bound by the terms of the Stockholders Agreement, as amended hereby, the Securities Purchase Agreement and all other agreements governing the rights of the Corporation's stockholders to which Klettke is a party. Furthermore, Klettke hereby agrees to execute and deliver, or to cause the Klettke IRA to execute and deliver, such other documents as the Company may reasonably require in connection with any issuance of such Shares and/or Rights to the Klettke IRA and Klettke's beneficial ownership thereof.

          5. References to the Stockholders' Agreement. All references to "this Agreement" or similar language in the Stockholders' Agreement shall be deemed to refer to the Stockholders' Agreement as amended by this Second Amendment.

          6. Stockholders' Agreement. Except as modified by this Second Amendment, the Stockholders' Agreement shall remain in full force and effect, and is hereby ratified and confirmed.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.


                                        CAREER EDUCATION CORPORATION, a
                                        Delaware corporation

                                        By  /s/ JOHN M. LARSON
                                           -------------------------------
                                           John M. Larson
                                           Its President


                                        HELLER EQUITY CAPITAL CORPORATION, a
                                        Delaware corporation

                                        By /s/ RENEE REMPE
                                           -------------------------------
                                           Its Vice President

                                        /s/ JOHN M. LARSON
                                        -------------------------------
                                        John M. Larson


                                        /s/ ROBERT E. DOWDELL
                                        -------------------------------
                                        Robert E. Dowdell


                                        /s/ WALLACE O. LAUB
                                        -------------------------------
                                        Wallace O. Laub


                                        /s/ CONSTANCE L. LAUB
                                        -------------------------------
                                        Constance L. Laub

                                        /s/ WILLIAM KLETTKE
                                        -------------------------------
                                        William Klettke

                                        ELECTRA INVESTMENT TRUST P.L.C., a
                                        corporation organized under the laws
                                        of England and Wales

                                        By A.M. VINTON
                                           -------------------------------
                                        Its Authorized Signatory
                                            ------------------------------

                                        ELECTRA ASSOCIATES, INC., a Delaware
                                        corporation

                                        By R.J. LEWIS
                                           -------------------------------
                                        Its
                                            ------------------------------

          The undersigned hereby executes this Agreement solely for purposes of evidencing its agreement to be bound or subject to this Second Amendment to the extent applicable to Sections 1.3, 2.4, 2.6, 2.7, 2.8, 2.10 and 4.1, and Article V of the Stockholders Agreement or its rights under the Provident Warrant, and shall not be deemed to be a party to this Second Amendment for other purposes.


                                     PROVIDENT BANK, an Ohio banking corporation


                                        [PROVIDENT DID NOT SIGN]
                                     By_________________________________________
                                     Its________________________________________